                                                                      EXHIBIT 11
                              IN HOME HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                   1995           1994           1993
                                                  ------         ------         ------
PRIMARY:
Net income                                      $  1,621       $    247       $  1,015
                                                  ------         ------         ------
                                                  ------         ------         ------

Shares:
   Weighted average number of shares
     outstanding during the period                16,062         15,656         15,302
   Shares issuable in connection with
     stock options and warrants less
     shares purchasable from proceeds                242            357            754
                                                  ------         ------         ------
   Total shares                                   16,304         16,013         16,056
                                                  ------         ------         ------
                                                  ------         ------         ------
   Net income per share                         $    .10       $    .02       $    .06
                                                  ------         ------         ------
                                                  ------         ------         ------

ASSUMING FULL DILUTION:
Net income                                      $  1,621       $    247       $  1,015
                                                  ------         ------         ------
                                                  ------         ------         ------

Shares:
   Weighted average number of shares
     outstanding during the period                16,062         15,656         15,302
   Shares issuable in connection with
     stock options and warrants less
     shares purchasable from proceeds                352            357            754
                                                  ------         ------         ------
   Total shares                                   16,414         16,013         16,056
                                                  ------         ------         ------
                                                  ------         ------         ------
   Net income per share                         $    .10       $    .02       $    .06
                                                  ------         ------         ------
                                                  ------         ------         ------



NOTE 1. Net income per share impact of the cumulative effect of the change in accounting principle is less than $.01.


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